Universal Institutional Funds, Inc.  Global Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Global Logistics Properties
Purchase/Trade Date:	10/11/2010
Size of Offering/shares: 1,173,244,000
Offering Price of Shares: SGD 1.960
Amount of Shares Purchased by Fund: 68,000
Percentage of Offering Purchased by Fund:  0.006
Percentage of Funds Total Assets: 0.25
Brokers: Citi, JPMorgan, UBC, CICC, DBS, BNP Paribas, CLSA, Macquarie, OCBC Bank, Stnard Chartered, UOB
Purchased from:  JPMorgan Asia

Securities Purchased:	Westfield Retail Trust Placement
Purchase/Trade Date:	11/8/2010
Size of Offering/shares: 545,500,000
Offering Price of Shares:  AUD 2.750
Amount of Shares Purchased by Fund: 76,361
Percentage of Offering Purchased by Fund:   0.014
Percentage of Funds Total Assets: 0.50
Brokers: Citigroup Global Markets Australia, Credit Suisse Australia Limited and Morgan Stanley Australia Securities Limited
Purchased from:  Credit Suisse Hong Kong

Securities Purchased:	General Growth Properties
Purchase/Trade Date:	11/16/2010
Size of Offering/shares: 135,000,000
Offering Price of Shares: $14.750
Amount of Shares Purchased by Fund: 56,820
Percentage of Offering Purchased by Fund:  0.042
Percentage of Funds Total Assets: 2.49
Brokers: Goldman Sachs, Deutsche Bank Securities, Wells Fargo
Securities, RBC Capital Markets, Barclays Capital, UBS Investment Bank, Morgan Stanley, Macquarie Capital, TD Securities, Piper Jaffray
Purchased from:  Deutsche Bank









Securities Purchased:	Senior Housing Property Trust
Purchase/Trade Date:	12/10/2010
Size of Offering/shares: 12,500,000
Offering Price of Shares: $20.500
Amount of Shares Purchased by Fund: 2,380
Percentage of Offering Purchased by Fund:  0.019
Percentage of Funds Total Assets: 0.14
Brokers: Jefferies, BofA Merrill Lynch, Morgan Stanley, Citi, UBS, Morgan Keegan, RBC Capital Markets, Wells Fargo Securities, BB& T
Capital Markets, Janney Montgomery Scott, Oppenheimer & Co.
Purchased from:  Jefferies & Co.

Securities Purchased:	HCP Inc.
Purchase/Trade Date:	12/14/2010
Size of Offering/shares: 40,000,000
Offering Price of Shares: $32.000
Amount of Shares Purchased by Fund: 3,490
Percentage of Offering Purchased by Fund: 0.009
Percentage of Funds Total Assets: 0.32
Brokers: BofA Merrill Lynch, Citi, JPMorgan, UBS Investment Bank, Wells Fargo Securities, Morgan Stanley, RBS, Credit Suisse, Credit
 Agricole CIB, KeyBanc Capital Markets, Deutsche Bank Securities, Barclays Capital, Goldman, Sachs & Co., Scotia Capital, BNY Mellon Capital Markets, LLC, SunTrust Robinson Humphrey, Piper Jaffray, PNC Capital Markets LLC, Morgan Keegan
Purchased from:  Merrill Lynch